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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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

                                          STATE OR JURISDICTION OF INCORPORATION
         NAME (ALL 100% OWNED)                     OR ORGANIZATION
         ---------------------            -------------------------------------
ACS GmbH                                             Germany
Advanced Cardiovascular Systems, Inc.                California
AFx, inc.
Biostent Bioerodible Vascular Solutions              Delaware
Cardiac Pacemakers, Inc.                             Minnesota
Cardio Thoracic Systems, Inc.                        Delaware
CPI Delaware, Inc.                                   Delaware
EndoVascular Technologies, Inc.                      Delaware
Guidant Australia Pty Ltd.                           Australia
Guidant Group B.V                                    Netherlands
Guidant Belgium S.A                                  Belgium
Guidant Beteiligungs GmbH                            Germany
Guidant Canada Corporation                           Canada
Guidant CR Sro                                       Czech
Guidant do Brasil Ltda                               Brazil
Guidant Endovascular Solutions, Inc.                 Indiana
Guidant Europe S.A                                   Belgium
Guidant France S.A                                   France
Guidant GmbH & Co.                                   Germany
Guidant GmbH                                         Austria
Guidant Holdings B.V                                 Netherlands
Guidant Holdings C.V                                 Netherlands
Guidant Holdings, Inc.                               Indiana
Guidant Hong Kong Ltd.                               Hong Kong
Guidant India Pte. Ltd.                              India
Guidant Intercontinental Corporation                 Indiana
Guidant International B.V                            Netherlands
Guidant Investment Corporation                       California
Guidant Italia, S.r.l                                Italy
Guidant Japan K.K                                    Japan
Guidant Limited (U.K.)                               England
Guidant Luxembourg                                   Luxembourg
Guidant Nederland B.V                                Netherlands
Guidant Norway A.S                                   Norway
Guidant Portugal                                     Portugal
Guidant Puerto Rico BV                               Netherlands
Guidant Puerto Rico Sales Corporation                Texas
Guidant S.A                                          Spain
Guidant S.A                                          Switzerland
Guidant Sales Corporation                            Indiana
Guidant Scandinavia                                  Denmark
Guidant Scandinavia AB                               Sweden
Guidant Singapore Pte. Ltd.                          Singapore
Guidant Thailand                                     Thailand
Intermedics Electromedicina SA                       Spain
Intermedics Japan K.K                                Japan
Intermedics, Inc.                                    Delaware
Origin Medsystems, Inc.                              Delaware
X Technologies, Inc.                                 Delaware
Vectoris Corporation                                 California
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